UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2025

Kayne Anderson BDC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-01363	83-0531326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 2200, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1 (713) 493-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	KBDC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2025, Kayne Anderson BDC, Inc. (the “Company”) closed a private placement offering of $200 million of senior unsecured notes (the “Series C, D and E Notes”). The private placement consisted of $40 million of floating rate Series C Notes with an interest rate of SOFR plus 2.32% per annum due June 2028; $60 million of 5.80% Series D Notes due June 2028 and $100 million of 6.15% Series E Notes due October 2030. Funding will occur on October 15, 2025, and net proceeds from the offering will be used to refinance existing debt and for general corporate purposes.

In connection with the Series D and Series E Notes, the Company entered into interest rate swaps to more closely align the interest rates of the Company’s liabilities with the Company’s investment portfolio, which consists of predominantly floating rate loans. Under the interest rate swap agreement related to the Series D Notes, the Company receives a fixed interest rate of 5.80% per annum and pays a floating interest rate of SOFR plus 2.37% per annum on the $60 million of the Series D Notes. Under the interest rate swap agreement related to the Series E Notes, the Company receives a fixed interest rate of 6.15% per annum and pays a floating interest rate of SOFR plus 2.6565% per annum on the $100 million of the Series E Notes. The Company designated each interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

The Series C, D and E Notes issued in connection with this private placement will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The foregoing description is only a summary of the material provisions of the Series C, D and E Notes and is qualified in its entirety by reference to a copy of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On September 9, 2025, the Company issued a press release, included herewith as Exhibit 99.1, announcing the closing of the Series C, D and E Notes, which the material provisions are described above in Item 1.01.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Note Purchase Agreement, dated September 9, 2025.
99.1	Press Release of Kayne Anderson BDC, Inc., dated September 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAYNE ANDERSON BDC, INC.

Date: September 10, 2025	By:	/s/ Terry A. Hart
	Name:	Terry A. Hart
	Title:	Chief Financial Officer and Treasurer

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